EXHIBIT 23.4




                    Consent of Independent Public Accountants



We consent to the incorporation by reference, in the registration statement on Form S-8 of Lithia Motors, Inc. of the reference to our firm under the caption "Experts" and our report dated September 17, 1996 on our audits of the financial statements of Melody Vacaville, Inc., which reference and report appear in the registration statement of the Lithia Motors, Inc.
(No. 333-14031).


                                   /s/ Moss Adams LLP
                                   Moss Adams LLP

Seattle, Washington
February 7, 1997



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